Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Savara Inc. (formerly known as Mast Therapeutics, Inc.) of our report dated March 10, 2017 relating to the financial statements of Savara Inc. (now known as Aravas Inc.), which appears on page 103 of Savara Inc.’s (formerly known as Mast Therapeutics, Inc.) Current Report on Form 8-K dated April 27, 2017.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

May 11, 2017